LANDMARK APARTMENT TRUST, INC.
TRANSFER AGREEMENT

Capitalized terms that are not defined below are defined on Page 2, the signature side of this Transfer Agreement.

To participate in the Offer, a duly executed original of this Transfer Agreement and any other documents required by this Transfer Agreement must be received by the Depositary on or prior to the Expiration Date. The method of delivery of all documents is at the election and risk of the tendering Shareholder. Subject to and effective upon acceptance for payment, by signing and delivering this Transfer Agreement, Shareholder hereby sells, assigns, transfers and delivers, and irrevocably directs any custodian or trustee to sell, assign, transfer and deliver to Purchaser, all of Shareholder's right, title and interest in the number of Shares of the Corporation set forth above Shareholder’s signature on Page 2 hereof, at the Cash Price per Share, without interest, upon the terms and subject to the conditions set forth in the Offer dated May 22, 2015, the receipt of which is hereby acknowledged.

Shareholder hereby irrevocably constitutes and appoints Purchaser as the true and lawful agent and attorney-in-fact and proxy of Shareholder with respect to all tendered Shares, with full power of substitution (such power of attorney and proxy being deemed to be an irrevocable power and proxy coupled with an interest), to deliver such Shares and transfer ownership of such Shares on the Corporation's books, together with all accompanying evidences of transfer and authenticity to, or upon the order of, Purchaser, to execute and deliver in the name and on behalf of Shareholder any and all instruments or documents the Corporation may request in order to complete the transfer (including without limitation any additional agreement of transfer, representation and warranty, indemnity, confirmation of intention to sell Shares, or other forms required by the Corporation), to immediately revoke and withdraw all prior tenders of Shares, to direct any custodian or trustee holding record title to the Shares to do any of the foregoing, including the execution and delivery of a copy of this Transfer Agreement, and upon acceptance for payment of the Shares by Purchaser, to change the address of record, to receive all benefits and to exercise all voting rights and otherwise exercise all rights of beneficial ownership of such Shares.

In addition, by executing this Transfer Agreement, with respect to Shares which are purchased pursuant to the Offer: Shareholder assigns to Purchaser all of the Shareholder’s rights to receive dividends from the Corporation, other than dividends paid on or before the Expiration Date; Shareholder assigns to Purchaser all proceeds that are paid after the Expiration Date from or as a result of any claim, litigation, class or derivative action brought by or for the benefit of the shareholders with respect to such Shares, regardless of when the claims brought pursuant to such action accrued; and all prior proxies and consents given by Shareholder with respect to such Shares will be revoked and no subsequent proxies or consents may be given (and if given will not be deemed effective). Upon request, Shareholder will execute and deliver, and irrevocably directs any custodian to execute and deliver, any additional documents deemed by Purchaser to be necessary or desirable to complete the assignment, transfer, and purchase of such Shares, including obtaining a Medallion Signature Guarantee if necessary (which may be required for transfer; but the lack thereof does not affect the validity of this contract between Shareholder and Purchaser).

Shareholder hereby represents and warrants to Purchaser that Shareholder owns all Shares tendered pursuant to the Offer; that Shareholder has full power and authority to validly sell, assign, transfer and deliver such Shares to Purchaser; and that when any such Shares are accepted for payment by Purchaser, Purchaser will acquire good and marketable title thereto, free and clear of all liens, options, restrictions, charges, encumbrances, adverse claims or other interests.  If Shareholder is an entity, the signing person represents and warrants that he has authority to sign this document on behalf of such entity.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity or dissolution of Shareholder and any obligations of Shareholder shall be binding upon the heirs, personal representatives, successors and assigns of Shareholder. Except as stated in the Offer to Purchase, this tender is irrevocable. Shareholder acknowledges and agrees that a tender of Shares to Purchaser will constitute a binding agreement between Shareholder and Purchaser upon the terms and subject to the conditions of the Offer. Shareholder recognizes the right of Purchaser to effect a change of address to Purchaser’s name and address. Shareholder recognizes that under certain circumstances set forth in the Offer to Purchase (including proration), Purchaser may not be required to accept for payment any or all of the Shares tendered hereby.  In such event, Shareholder understands that this Transfer Agreement will be effective to transfer only those Shares accepted for payment by Purchaser and any Transfer Agreement not accepted for payment may be destroyed by Purchaser.

Shareholder hereby certifies, under penalty of perjury, that the number shown on this agreement as Shareholder’s Social Security or Tax ID Number is correct, and Shareholder is not subject to backup withholding.  Shareholder hereby also certifies, under penalty of perjury, that Shareholder, if an individual, is not a nonresident alien for purposes of U.S. income taxation, and if not an individual, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).  Shareholder understands that this certification may be disclosed to the Internal Revenue Service by the Purchaser and that any false statements contained herein could be punished by fine or imprisonment.

Arbitration Agreement: Purchaser and Shareholder agree that any dispute, claim, or controversy arising out of or related to this agreement or a purchase of Shares shall be resolved by binding arbitration in Los Angeles, California, in accordance with the Arbitration Agreement provision in Section 14 of the Offer to Purchase. Any dispute or claim arising out of or related to this agreement that, for any reason, is not so arbitrated, will be subject to the exclusive jurisdiction of the state and federal courts located in Los Angeles County, California, and Purchaser and Shareholder expressly submit and consent to the exclusive jurisdiction of such Los Angeles County courts and waive all defenses to jurisdiction and venue.

SEND ORIGINAL TO: Everest – 199 S. Los Robles Ave., Suite 200, Pasadena, CA 91101

LANDMARK APARTMENT TRUST, INC.
TRANSFER AGREEMENT

The Offer to Purchase, dated May 22, 2015, as it may be supplemented or amended (the “Offer to Purchase”), and this Transfer Agreement (including the terms on Page 1 hereof) together constitute the “Offer” referenced herein for Shares of Common Stock of Landmark Apartment Trust, Inc. (the “Corporation”).

To tender your shares pursuant to the Offer, please complete all parts of this form and sign and deliver this agreement to Everest – Securities Processing Department, 199 S. Los Robles Ave., Suite 200, Pasadena, CA 91101.

Purchaser: Everest Properties II, LLC	Cash Price per Share: $5.00	Offer Expires: June 24, 2015

1.  Your Shareholder Information (“Shareholder” in this agreement)
Name and Address As It Appears on the Notification of Offer to Purchase That You Received
(This is the name and address that the Corporation’s records show as the name in which your Shares are held)

Name: ______________________________________ ______________________________________ Address: ______________________________________ City, State, Zip: ______________________________________	IMPORTANT: Please provide an email and phone number for us to contact you Email: _____________________________ Phone: _____________________________

2.  Shares You Are Selling (“Shares” in this agreement)
Check here to sell ALL your Shares:  ☐ or write the number of Shares here if less than All: ________________
ONLY SELL ALL OR NONE: ☐ (check here if you wish to sell your Shares ONLY IF ALL will be purchased)
(If the above information is left blank, you will deemed to have tendered ALL your Shares without checking the ALL OR NONE box)

3.  Shareholder Signature(s):

Signature of Owner:  ______________________________                                                                      Date: __________
Print Signer’s Name:  _____________________________
Social Security or Tax ID:  _________________________
Signer’s Title, if applicable*: _______________________
*If signature is by a person acting in the capacity of trustee, executor, administrator, attorney in fact, corporate officer, or another fiduciary or representative capacity, please indicate here
Medallion: (Please have your bank or broker Medallion Guarantee each signature)

Signature of Co-Owner:  ___________________________                                                                       Date: __________
Print Signer’s Name:  _____________________________
Social Security or Tax ID:  _________________________
Signer’s Title, if applicable*: _______________________
*If signature is by a person acting in the capacity of trustee, executor, administrator, attorney in fact, corporate officer, or another fiduciary or representative capacity, please indicate here
Medallion:
This space for use by Everest to obtain Custodian Signature if needed

Signature of Custodian:  ___________________________                                                                      Date: __________
Print Signer’s Name:  _____________________________
Account or Reference No.:  ________________________
Email and Phone:  _______________________________

Medallion:
4. PLEASE MAKE SURE TO GET A MEDALLION GUARANTEE OF YOUR SIGNATURE(S); AND PLEASE READ THE TRANSFER AGREEMENT INSTRUCTIONS AND PROVIDE ANY APPLICABLE DOCUMENTS.

THE OFFER, WITHDRAWAL RIGHTS, AND PRORATION PERIOD WILL EXPIRE AT 5:00 PM, PACIFIC TIME, ON JUNE 24, 2015 (THE “EXPIRATION DATE”) UNLESS EXTENDED.

SEND ORIGINAL TO: Everest – 199 S. Los Robles Ave., Suite 200, Pasadena, CA 91101